SCAN TO
VIEW MATERIALS & VOTE

MVC CAPITAL, INC.
287 BOWMAN AVENUE
2ND FLOOR
PURCHASE, NY 10577

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MVC2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [TBD]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D26295-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MVC CAPITAL, INC.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. Adoption of the Agreement and Plan of Merger, dated as of August 10, 2020 (as may be amended from time to time, the "Merger Agreement"), by and among Barings BDC, Inc., a Maryland corporation, Mustang Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Barings BDC, Inc., MVC Capital, Inc. and Barings LLC, a Delaware limited liability company and the external investment adviser to Barings BDC, Inc., the Merger and the other transactions contemplated by the Merger Agreement (such proposal, the "Merger Proposal").	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approval of the adjournment of the MVC Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes at the time of the MVC Special Meeting to approve the Merger Proposal.	☐	☐	☐

NOTE: Transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D26296-TBD

Special Meeting of MVC CAPITAL, INC.
[TBD] (Eastern Time)
www.virtualshareholdermeeting.com/MVC2020SM

The undersigned hereby appoints Michael Tokarz and Scott Schuenke, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all shares of capital stock of MVC Capital, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof and revoking any proxy heretofore given.

This proxy is solicited by the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

All votes must be received by 11:59 P.M., Eastern Time, [TBD].

Continued and to be signed on reverse side